Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 9, 2020, with respect to the consolidated financial statements of AppHarvest, Inc. and Subsidiaries included in the Proxy Statement of Novus Capital Corporation that is made a part of Amendment No.4 to the Registration Statement (Form S-4 No. 333-249421) and Prospectus of Novus Capital Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Louisville, Kentucky

December 21, 2020